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                                                                    Exhibit 23.6

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 6, 2000 relating to the financial statements of Williams Conferencing, a carve-out entity of The Williams Companies, included in the Proxy Statement of Genesys S.A. that is made a part of the Registration Statement (Form F-4) and Prospectus of Genesys S.A. for the registration of its ordinary shares.

                             /s/ Ernst & Young LLP

Denver, CO
February 12, 2001